Exhibit 99.1

International Headquarters 2150 St. Elzéar Blvd. West Laval, Quebec H7L 4A8 Phone: 514.744.6792 Fax: 514.744.6272

Progenics Pharmaceuticals, Inc. 777 Old Saw Mill River Road Tarrytown, New York 10591 Fax: (914) 789-2817 (914) 789-2800 www.progenics.com

RELISTOR® Receives European Approval for Expanded Indication
To Treat All Opioid-Induced Constipation

LAVAL, Quebec and TARRYTOWN, NY, June 3, 2015 – Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) and Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced that the European Commission has approved RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection for the treatment of opioid-induced constipation (OIC) when response to laxative therapy has not been sufficient in adult patients, aged 18 years and older. The decision effective May 27, 2015 is applicable to all 28 European Union member states plus Iceland and Norway and includes an additional one year of marketing protection.  The European Commission decision follows a positive opinion from the Committee for Medicinal Products for Human Use (CHMP) which cited that RELISTOR offers a major contribution to patient care in comparison to existing therapies.

RELISTOR was first approved in Europe in 2008 for the treatment of OIC in advanced illness patients, and is currently approved in more than 50 countries including the United States.

Mark Baker, Chief Executive Officer of Progenics, stated, "This approval represents a milestone for the RELISTOR franchise, significantly expanding the number of patients in Europe who can benefit from this drug. OIC can be a tremendous burden, affecting a patient's ability to function adequately, but RELISTOR provides patients with the ability to effectively treat their symptoms.  Importantly the European approval also recognized the benign safety profile of RELISTOR."

About RELISTOR

Progenics has exclusively licensed development and commercialization rights for its first commercial product, RELISTOR, to Valeant Pharmaceuticals. RELISTOR (methylnaltrexone bromide) subcutaneous injection is a first-in-class treatment for opioid-induced constipation.

Important Safety Information about RELISTOR

RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection is contraindicated in patients with known or suspected gastrointestinal obstruction and patients at increased risk of recurrent obstruction, due to the potential for gastrointestinal perforation.

Cases of gastrointestinal perforation have been reported in adult patients with opioid-induced constipation and advanced illness with conditions that may be associated with localized or diffuse reduction of structural integrity in the wall of the gastrointestinal tract (e.g., peptic ulcer disease, Ogilvie's syndrome, diverticular disease, infiltrative gastrointestinal tract malignancies or peritoneal metastases). Take into account the overall risk-benefit profile when using RELISTOR in patients with these conditions or other conditions which might result in impaired integrity of the gastrointestinal tract wall (e.g., Crohn's disease). Monitor for the development of severe, persistent, or worsening abdominal pain; discontinue RELISTOR in patients who develop this symptom.

If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.

Symptoms consistent with opioid withdrawal, including hyperhidrosis, chills, diarrhea, abdominal pain, anxiety, and yawning have occurred in patients treated with RELISTOR.

Patients having disruptions to the blood-brain barrier may be at increased risk for opioid withdrawal and/or reduced analgesia. Take into account the overall risk-benefit profile when using RELISTOR in such patients. Monitor for adequacy of analgesia and symptoms of opioid withdrawal in such patients.

Avoid concomitant use of RELISTOR with other opioid antagonists because of the potential for additive effects of opioid receptor antagonism and increased risk of opioid withdrawal.

RELISTOR may precipitate opioid withdrawal in a fetus and should be used during pregnancy only if the potential benefit justifies the potential risk to the fetus. In nursing mothers, a decision should be made to discontinue nursing or discontinue the drug, taking into account the importance of the drug to the mother.

In the clinical study in adult patients with opioid-induced constipation and chronic non-cancer pain, the most common adverse reactions (≥ 1%) were abdominal pain, nausea, diarrhea, and hyperhidrosis, hot flush, tremor, and chills.

In clinical studies in adult patients with opioid-induced constipation and advanced illness, the most common adverse reactions (≥ 5%) were abdominal pain, flatulence, nausea, dizziness, and diarrhea.

Please see complete Prescribing Information for RELISTOR.

For more information about RELISTOR, please visit www.relistor.com.

About the Companies

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

Progenics Pharmaceuticals, Inc. is developing innovative medicines for oncology, with a pipeline that includes several product candidates in later-stage clinical development. Progenics' first-in-class PSMA-targeted technology platform for prostate cancer includes an antibody drug conjugate therapeutic which completed a two-cohort phase 2 clinical trial and a small molecule imaging agent that has also completed a phase 2 trial. Among other assets in its pipeline of targeted radiotherapy and molecular imaging compounds is Azedra™, an ultra-orphan radiotherapy candidate currently in a phase 2 study under an SPA. Progenics' first commercial product, Relistor® (methylnaltrexone bromide) for opioid-induced constipation, is partnered with and marketed by Valeant Pharmaceuticals. For additional information, please visit www.progenics.com.

PROGENICS DISCLOSURE NOTICE: This press release may contain projections and other forward-looking statements regarding future events. Such statements are predictions only, and are subject to risks and uncertainties that could cause actual events or results to differ materially. These risks and uncertainties include, among others, the cost, timing and results of clinical trials and other development activities; the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; market acceptance for approved products; the sales of products by our partners and the royalty revenue generated thereby; generic and other competition; the possible impairment of, inability to obtain and costs of obtaining intellectual property rights; and possible safety or efficacy concerns, general business, financial and accounting matters, litigation and other risks. More information concerning Progenics and such risks and uncertainties is available on its website, and in its press releases and reports it files with the U.S. Securities and Exchange Commission. Progenics is providing the information in this press release as of its date and does not undertake any obligation to update or revise it, whether as a result of new information, future events or circumstances or otherwise.

Additional information concerning Progenics and its business may be available in press releases or other public announcements and public filings made after this release. For more information, please visit www.progenics.com. Please follow us on LinkedIn®.

Information on or accessed through our website or social media sites is not included in the company's SEC filings.

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding the positive opinion from CHMP, the recognition of the clinical benefit of RELISTOR, the approval of RELISTOR, and the potential to bring this product to European patients.  Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management of Valeant and Progenics and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risks and uncertainties discussed in Valeant's and Progenics' most recent annual or quarterly report and detailed from time to time in Valeant's and Progenics' other filings with the Securities and Exchange Commission (the "SEC") and Valeant's other filings with the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof.  Valeant and Progenics undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes.

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Editor's Note:

Additional information on Valeant is available at http://www.valeant.com

Additional information on Progenics is available at http://www.progenics.com

Valeant Contact:	Laurie W. Little Investor Relations (949) 461-6002 laurie.little@valeant.com

Progenics Contact:	Melissa Downs Investor Relations (914) 789-2801 mdowns@progenics.com